UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 26, 2007

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On July 26, 2007, Neoprobe Corporation (the “Company”) issued a press release regarding its consolidated financial results for the second quarter ended June 30, 2007. A copy of the Company’s July 26, 2007, press release entitled “Neoprobe Announces Second Quarter Results” is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including exhibit 99.1 hereto, shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 26, 2007, Julius R. Krevans, M.D., Chairman of the Board of Directors of the Company, retired from his position as Chairman and as a director of the Company. There were no matters of disagreement concerning the Company’s operations, policies or practices between Dr. Krevans and the Company causing this decision to retire. The Board of Directors of the Company elected Carl J. Aschinger, Jr., a current director of the Company, to serve as Non-Executive Chairman of the Company’s Board of Directors, also effective July 26, 2007.

On July 30, 2007, the Company appointed Owen E. Johnson, M.D. to serve on its Board of Directors. Dr. Johnson was appointed to a term ending at the Company’s Annual Stockholders’ Meeting in 2008, when he is expected to stand for election for another term ending in 2011. Dr. Johnson recently retired as Vice President and Sr. Medical Director of United HealthCare of Ohio, Inc. (“UHC”), a subsidiary of UnitedHealth Group. Dr. Johnson has also served on the Board of Directors and on numerous Committees of UHC as well as other related organizations. Prior to joining UHC, Dr. Johnson held several hospital appointments with Riverside Methodist Hospital in Columbus, Ohio. Dr. Johnson has also been active in numerous professional, fraternal and community organizations in the Columbus area. Dr. Johnson has been appointed to serve on the Compensation, Nominating and Governance Committee of the Company’s Board of Directors. In connection with Dr. Johnson’s appointment to the Company’s Board of Directors, the Company granted Dr. Johnson 20,000 options to purchase shares of the Company’s common stock. The stock options were granted under the Neoprobe Corporation 2002 Stock Incentive Plan. Each option entitles Dr. Johnson to purchase one share of the Company’s common stock upon vesting, at a price of $0.35 per share. The options vest on the first anniversary of the date of grant. On July 30, 2007, the Company issued a press release entitled “Neoprobe Increases Board of Directors” in connection with the appointment of Dr. Johnson. A copy the Company’s July 30, 2007, press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number     Exhibit Description

99.1	Neoprobe Corporation press release dated July 26, 2007, entitled “Neoprobe Announces Second Quarter Results.”

99.2	Neoprobe Corporation press release dated July 30, 2007, entitled “Neoprobe Increases Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: July 30, 2007	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and Chief Financial Officer